UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 26, 2007
NATIONAL QUALITY CARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19031	84-1215959

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9454 Wilshire Boulevard, Penthouse 6, Beverly Hills, California	90212

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 860-9936

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant	1

Item 3.02	Unregistered Sales of Equity Securities	1

Item 9.01	Financial Statements and Exhibits	2

i

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On December 26, 2007, Robert Snukal, a director of the Company, loaned the Company $700,000 pursuant to the terms and conditions of a Convertible Promissory Note (the “Note”). The Note bears simple interest at the rate of 6.0% per annum and is due and payable in full on December 31, 2008. The Note may be prepaid at any time without penalty or premium, and will become immediately due and payable upon the consummation of a change of control transaction, which is defined as (i) a reorganization, consolidation or merger (or similar transaction or series of related transactions) of the Company with or into any other entity, or a sale or exchange of outstanding shares, any of which results in the shareholders of the Company immediately prior to the transaction owning less than 50% of the surviving entity of such transaction or transactions, or (ii) a sale of all or substantially all of the assets of the Company. The outstanding principal balance of the Note plus accrued interest may be converted at any time on or before the maturity date thereof, at the option of the holder, into shares of the Company’s common stock at a conversion price of $0.07 per share.
As additional consideration for the loan described above, and concurrently with the issuance of the Note, the Company issued to Mr. Snukal warrant to purchase 5,000,000 shares of the Company’s common stock, as described in Item 3.02.

Item 3.02	Unregistered Sales of Equity Securities.
On December 26, 2007, in consideration of the loan arrangement noted in Item 2.03, the Company issued to Robert Snukal, a director of the Company, warrants to purchase 5,000,000 shares of the Company’s common stock. The exercise price under the warrants is $0.07 per share, for a total purchase price, upon exercise of the warrants in full, of $350,000. The warrants are exercisable immediately upon issuance and expire upon the first to occur of (i) seven years following the date of issuance, or (ii) upon a sale or other change of control of the Company.
The Company relied on an exemption from registration under the Securities Act of 1933, as amended (the “Act”), as set forth in Section 4(2) of the Act and Regulation D promulgated thereunder, as the issuance of the securities did not involve a public offering, the recipients acquired the securities for their own account and for investment purposes, the recipients were “accredited investors” as the term is defined under the Act, and the Company took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts were given.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits
     The following Exhibits are filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Convertible Promissory Note dated December 26, 2007 issued to Robert Snukal

10.2	Warrant dated December 26, 2007 issued to Robert Snukal

EXHIBIT INDEX

Exhibit No.	Description

10.1	Convertible Promissory Note dated December 26, 2007 issued to Robert Snukal

10.2	Warrant dated December 26, 2007 issued to Robert Snukal

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Quality Care, Inc.
Dated: December 31, 2007	By:	/s/ Robert M. Snukal
Robert M. Snukal
President and Chief Executive Officer

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